Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue
Product	182,455	46,570	44,900	45,845	45,140	167,272	45,825	40,712	42,939	37,796
Services	113,871	30,228	28,316	29,725	25,602	109,461	30,328	27,387	26,254	25,492
Total Revenue	296,326	76,798	73,216	75,570	70,742	276,733	76,153	68,099	69,193	63,288

Growth-related Revenue
Product	124,281	31,461	31,367	28,630	32,823	97,431	32,161	21,311	20,449	23,510
Growth-related as % Total Product Revenue	68%	68%	70%	62%	73%	58%	70%	52%	48%	62%
Services	39,263	11,012	9,915	10,239	8,097	32,491	9,437	8,030	8,559	6,465
Growth-related Revenue	163,544	42,473	41,282	38,869	40,920	129,922	41,598	29,341	29,008	29,975
Growth-related as % Total Revenue	55%	55%	56%	51%	58%	47%	55%	43%	42%	47%

% of Total Revenue	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue
Product	62%	61%	61%	61%	64%	60%	60%	60%	62%	60%
Services	38%	39%	39%	39%	36%	40%	40%	40%	38%	40%

Growth-related Revenue
Product	76%	74%	76%	74%	80%	75%	77%	73%	70%	78%
Services	24%	26%	24%	26%	20%	25%	23%	27%	30%	22%

Revenue by Geography
Domestic	71%	70%	70%	71%	73%	69%	66%	66%	74%	69%
International	29%	30%	30%	29%	27%	31%	34%	34%	26%	31%

% of Product Revenue	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
Revenue by Channel
Direct	73%	75%	62%	71%	82%	80%	81%	73%	84%	83%
Indirect	27%	25%	38%	29%	18%	20%	19%	27%	16%	17%

Operating Statistics	FY14	Q414	Q314	Q214	Q114	FY13	Q413	Q313	Q213	Q113
10% Customers
Number of 10% customers	1	1	2	1	1	1	1	1	2	2
Name of 10% customers	AT&T	AT&T	CenturyLink	AT&T	AT&T	AT&T	CenturyLink	AT&T	AT&T	US Gov’t
			AT&T						Verizon	AT&T

Top 5 Customers as % of Revenue	36%	27%	47%	40%	42%	39%	43%	36%	47%	50%

Number of Total Customers*		806	718	798	612		580	560	539	541

Number of New Customers*	856	228	228	227	173	670	146	171	190	163
Number of New Customers* with Growth-related Content	788	214	199	214	161	552	122	131	161	138

*Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.